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                 LETCHWORTH INDEPENDENT BANCSHARES CORPORATION
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                       COMPUTATION OF EARNINGS PER SHARE
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                                March 31, 1999
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Exhibit 11:

                                                 Three Months Ended
                                                      March 31,
                                                        1999

       Income available  to common shareholders                 $     965,667



           Basic earnings per share
           Weighted  average shares outstanding                     3,238,052
           Basic earnings per share                             $        0.30
                                                                -------------

      Diluted earnings per share
       Weighted average shares outstanding                          3,238,052
       Dilitive effect of :
        Stock options                                                  54,992
       Adjusted weighted average shares
        outstanding                                                 3,292,872
       Diluted earnings per share                               $        0.29
                                                                -------------


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